Contact:	Wendi Kopsick/Kimberly Kriger/Jim Fingeroth
Kekst and Company
212-521-4800

FOOTSTAR FILES VOLUNTARY CHAPTER 11 PETITION
TO IMPLEMENT FINANCIAL AND OPERATIONAL RESTRUCTURING

Obtains $300 Million DIP Facility from Group Led by Fleet National Bank and GECC Capital Markets Group, Inc. to Support Continued Operations

WEST NYACK, NEW YORK, March 3, 2004 – Footstar, Inc. announced that, in order to effect a financial and operational restructuring, it and substantially all of its subsidiaries filed voluntary petitions on March 2, 2004 with the U.S. Bankruptcy Court for the Southern District of New York in White Plains for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company also provided an update on the status of its previously announced restatement of financial results for the period from 1997 through mid-2002.

On February 12, 2004, Footstar said that it was pursuing a number of alternatives to obtain necessary liquidity and restructure its debt and that, if none of these alternatives were successful in the near term, the Company would be required to file under Chapter 11.

Footstar also announced today that, to support its operations as it restructures, it has secured a $300 million debtor-in-possession (DIP) financing facility from a group led by Fleet National Bank and GECC Capital Markets Group, Inc. Subject to Bankruptcy Court approval, these funds will be used to satisfy obligations associated with conducting Footstar’s business, including payment under normal terms for goods and services provided after today’s filing and payment of wages and benefits to active employees.

Dale W. Hilpert, Chairman, President and Chief Executive Officer of Footstar, said: “With today’s filing, we are proceeding on a difficult but necessary path to address Footstar’s financial needs. Our objective is to use the Chapter 11 process to create a financially stable company and to maximize value for our creditors. Toward this end, we are taking a hard look at our business and all of our alternatives and expect to refocus our resources on a more profitable business base. We deeply appreciate the dedication and efforts of our associates, who have worked exceedingly hard during this challenging period for Footstar. We look forward to the support of our vendors and business partners as we move through the reorganization process.”

The Company’s operations are open today and conducting business as usual. The Company is among the nation’s largest footwear retailers and operates through its Meldisco and Athletic segments. Meldisco, a leader in the licensed and discount footwear sectors and a strong cash generator, has operated the footwear departments of Kmart stores for more than 30 years. Meldisco generated revenues of approximately $1.0 billion in 2003. As of January 31, 2004, the Company’s Athletic segment consists of its 431-store Footaction chain and its Just For Feet division with 88 stores. The Athletic segment posted revenues of approximately $973 million in 2003.

Among the factors contributing to the recent downturn in the Company’s business were challenges associated with the Company’s Just For Feet acquisition, including the high costs of its leases, as well as the loss of Meldisco sales and profitability from the closing of approximately 600 Kmart stores, where it operates leased footwear departments. In addition, over the past 15 months, the Company has been working to complete its financial restatement, requiring significant management attention and resources.

Inquiries regarding the filing from parties who provide Footstar goods and services may be directed to the Company’s Vendor Call Center at (888) 868-7823.

Financial Restatement
Footstar had previously announced in a press release dated January 30, 2004 that it expected to file its Form 10-K for fiscal year 2002 no later than February 27, 2004. The Company did not file by this deadline but believes its work related to the restatement is substantially complete. The Company continues to work with KPMG as it completes its work and audit.

Footstar Background
Footstar, Inc., with annual revenues of approximately $2.0 billion and 14,087 associates, is a leading footwear retailer. The Company offers a broad assortment of branded athletic footwear and apparel through its two athletic concepts, Footaction and Just For Feet and their websites, www.footaction.com and www.justforfeet.com, and discount and family footwear through licensed footwear departments operated by Meldisco. As of January 31, 2004, the Company operated 431 Footaction stores in 40 states and Puerto Rico, 88 Just For Feet superstores located predominantly in the Southern half of the country, and 2,504 Meldisco licensed footwear departments and 39 Shoe Zone stores. The Company also distributes its own Thom McAn brand of quality leather footwear through Kmart, Wal-Mart and Shoe Zone stores.

Forward-Looking Statements

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “anticipate,” “estimates,” “should,” “expect,” “guidance,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning. Factors that could affect the Company’s forward-looking statements include, among other things: changes arising from our Chapter 11 filing; our ability to continue as a going concern; our ability to operate pursuant to the terms of the DIP financing facility; our ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceeding prosecuted by us from time to time; our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period that we have to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the Chapter 11 cases to Chapter 7 cases; our ability to obtain and maintain normal terms with services providers and vendors, particularly Nike, Reebok and Adidas, and our ability to maintain contracts that are critical to our operations; adverse developments relating to the restatement; the audit of the restatement adjustments for fiscal years 1997 though 2001; the audit of 2002 and the review of the first three quarters of fiscal year 2003 by KPMG; negative reactions from the Company’s stockholders, creditors or vendors to the results of the investigation and restatement or the delay in providing financial information caused by the investigation and restatement; the impact and result of any litigation (including private litigation; any action by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company or the financial statement restatement process; additional delays in completing the restatement or the amendment of previously filed reports or the filing of reports at the Securities and Exchange Commission; the Company’s ability to manage its operations during and after the financial statement restatement process; the results of the Company’s exploration of strategic alternatives; the Company’s ability to successfully implement internal controls and procedures that ensure timely, effective and accurate financial reporting; the continued effect of Kmart store closings on Meldisco; higher than anticipated employee levels, capital expenditures and operating expenses, including the Company’s ability to reduce overhead and rationalize assets, both generally and with respect to changes being implemented to address the results of the investigation and the restatement; adverse results on the Company’s business relating to increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; any adverse developments in existing commercial disputes or legal proceedings; volatility of the Company’s stock price; and intense competition in the markets in which the Company competes. Additionally, due to material uncertainties, it is not possible to predict the length of time we will operate under Chapter 11 protection, the outcome of the proceeding in general, whether we will continue to operate under our current organizational structure, or the effect of the proceeding on our businesses and the interests of various creditors and security holders.

Because the information herein is based solely on data currently available, it is subject to change as a result of events or changes over which the Company has no control or influence, and should not be viewed as providing any assurance regarding the Company’s future performance. Actual results and performance may differ from the Company’s current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Company’s business, financial condition, results of operations, liquidity or prospects. Additionally, the Company is not obligated to make public indication of changes in its forward-looking statements unless required under applicable disclosure rules and regulations.

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